RIDE THE LIGHT(sm)
QWEST LOGO

                QWEST COMMUNICATIONS UPDATES FINANCIAL GUIDANCE

Denver, September 10, 2001 -- Qwest Communications International Inc. (NYSE: Q), the broadband communications company, today updated its financial guidance for the second half of 2001 and for 2002. The new guidance reflects deteriorating economic conditions both nationally and within the 14 Western states in which Qwest provides local communications services.

For 2001, Qwest expects total revenue of approximately $20.5 billion and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $8.0 billion. For 2002, Qwest expects revenue growth in the high single digits and EBITDA growth to be slightly better than revenue growth.

Qwest also announced further reductions in its capital expenditures for 2001 from approximately $8.8 billion to approximately $8.5 billion. In 2002, Qwest's capital budget will be reduced from approximately $7.5 billion to approximately $5.5 billion. As a result, Qwest expects to be free cash flow positive in the second quarter of 2002, two quarters sooner than previously announced.

Qwest expects to reduce its workforce by 4,000 jobs, from 66,000 to 62,000 employees, by the end of the first quarter of 2002. The company also will eliminate 1,000 staff positions while adding 1,000 quota-bearing sales executives in its global business markets unit to increase the focus on national accounts. Qwest expects to achieve this force reduction through attrition and continued business process improvements.

Conference Call Today
Qwest will host a conference call for the financial and investment community at 9 a.m. (EDT) today, featuring Joseph P. Nacchio, Qwest chairman and CEO. The call may be heard on the Web at www.qwest.com/about/investor/meetings.

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 113,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

                                      # # #

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business, delays in Qwest's ability to provide interLATA services within its 14-state local service territory, adverse conditions in the economy nationally and within its territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

         Contacts:         Media Contact:            Investor Contact:
                           --------------            -----------------
                           Tyler Gronbach            Lee Wolfe
                           303-992-2155              800-567-7296
                           tyler.gronbach@qwest.com  IR@qwest.com


                                       7